UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

          Date of Report (Date of earliest event reported)  July 5, 2005

                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


   Delaware                          0-24393              13-3945947
   (State or other jurisdiction      (Commission          (IRS Employer
   of incorporation)                 File Number)         Identification No.)


3540 West 41st Avenue, Suite 204, Vancouver BC Canada        V6N 3E6
 (Address of principal executive offices)                    (Zip Code)

Registrant's Telephone Number, Including the area code:      (604) 687-4432


 (Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AURORA GOLD CORPORATION
-----------------------

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     The Board of Directors of the Company announces that Klaus Peter Eckhof has joined the Board of Directors' of the Company. Mr. Eckhof is a qualified geologist and member of the Australian Institute of Mining and Metallurgy. Mr. Eckhof is President and a Director of Moto Gold Mines and African Metals Corporation.


Item 8.1        Other Events

     The Board of Directors of the Company announces that the proposal to consolidate the issued and outstanding common shares of the Company on the basis of every thirty common shares of the Company being consolidated into one common share of the Company was not approved at the June 10, 2005 Annual General Meeting of Shareholders.

Item 9.01       Financial Statements and Exhibits

(c)     Exhibits:

        News Release dated July 5, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  AURORA GOLD CORPORATION

Date: July 5, 2005                            by: /s/ A. Cameron Richardson
------------------                                -------------------------
                                                      A. Cameron Richardson
                                                      President and Director


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